EXHIBIT 5

AUDITORS’ CONSENT

We consent to the use of our reports dated February 12, 2004 appearing in this Annual Report on Form 40-F of Sun Life Financial Inc. for the year ended December 31, 2003.

/s/ “Deloitte & Touche LLP”

Chartered Accountants
Toronto, Canada
February 17, 2004